UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) - March 1, 2021

IEC ELECTRONICS CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34376	13-3458955
(Commission File Number)	(IRS Employer Identification No.)

105 Norton Street, Newark, New York 14513
(Address of principal executive offices) (Zip code)

(315) 331-7742
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	IEC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1	Registrant’s Business and Operations
Item 1.01	Entry into a Material Definitive Agreement.

On March 1, 2021, IEC Electronics Corp. (the “Company”) and Manufacturers and Traders Trust Company (“M&T Bank”) entered into the Second Amendment to the Sixth Amended and Restated Credit Facility Agreement (the “Second Amendment”) that amended the Sixth Amended and Restated Credit Facility Agreement dated as of June 4, 2020 between M&T Bank and the Company, as previously amended (the “Credit Agreement”). The Second Amendment provides for a new mortgage-backed term loan in the principal amount of $3,720,000 to refinance that portion of the existing line under the Credit Agreement which was used to finance the purchase of the property located at 50 Jetview Drive, Rochester, New York (the “Premises”).

The loan is evidenced by a five-year term loan note (the “Note”) and secured by a lien and security interest in the Premises pursuant to a mortgage by the Company and the County of Monroe Industrial Development Agency (“COMIDA”) to M&T Bank (the “Mortgage”), each dated as of March 1, 2021. As part of this transaction, the Company entered into a separate agreement with COMIDA intended to provide the Company with certain associated tax benefits. The Note bears interest at a rate equal to one-month LIBOR, adjusting daily, plus 2.65%. The Note is payable in monthly installments of principal and interest based on a 15 year amortization schedule, with the entire remaining principal amount, together with accrued and unpaid interest, payable at maturity. The Company may voluntarily prepay amounts outstanding under the Note, in whole or in part, at any time and from time to time, provided that such prepayments are made in accordance with the applicable provisions of the Credit Agreement. The Note is subject to customary events of default including the non-payment of principal or interest as and when due, which may result in the acceleration of all amounts outstanding under the Note, the application of an interest rate at a default rate and M&T Bank’s exercise of any rights and remedies available under the Credit Agreement or under applicable law.

Terms used herein and otherwise undefined have the meanings given to them in the Note. The foregoing summaries of the Second Amendment, the Note and the Mortgage do not purport to be complete and are qualified in their entirety by reference to the full text of the Second Amendment, the Note and the Mortgage filed as exhibits to this Current Report on Form 8-K.

Section 2	Financial Information
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information in Item 1.01 of this Current Report on Form 8-K, is incorporated herein by reference.

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
Exhibit 10.1*	Second Amendment to Sixth Amended and Restated Credit Facility Agreement dated as of March 1, 2021
Exhibit 10.2**	Term Note issued March 1, 2021 by IEC Electronics Corp. in favor of Manufacturers and Traders Trust Company
Exhibit 10.3	Mortgage dated as of March 1, 2021 by IEC Electronics Corp. and the County of Monroe Industrial Development Agency to Manufacturers and Traders Trust Company
*Certain schedules (as indicated by “[*]”) of this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K.
**Certain personally identifiable information (as indicated by “[***]”) has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IEC Electronics Corp.
(Registrant)

Date: March 4, 2021	By:	/s/ Thomas L. Barbato
Thomas L. Barbato
Senior Vice President and Chief Financial Officer